United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2007
(Date of Report)

China 3C Group
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road HangZhou City, Zhejiang Province, China (Address of principal executive offices)	310014 (Zip Code)

086-0571-88381700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 2, 2007 the Board of Directors appointed Todd L. Mavis to serve as a member of the Board of Directors of the Company. Mr. Mavis does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Mavis and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Mavis (or any member of his immediate family) had or is to have a direct or indirect material interest.

Mr. Mavis has been named a member of the Audit Committee of the Company. The Company entered into an agreement with Mr. Mavis whereby Mr. Mavis will receive the following compensation for so long as he remains a member of the Board of Directors of the Company:

(a) Annual salary of Seventy Five Thousand ($75,000) Dollars payable monthly at the beginning of each month that Mr. Mavis is a member of the Board of Directors.

(b) An option grant (Incentive Stock Options - ISO’s) to purchase 50,000 shares of common stock of the Company upon execution of this Agreement and 30,000 (Incentive Stock Options - ISO’s) shares on each anniversary of such date thereafter, provided Mr. Mavis is a member of the Board of Directors at such time. The exercise price of the initial grant of 50,000 shares shall be based on the closing price of the common stock of the Company on January 2, 2007 and for each future option grant the closing price of the Company common stock on the anniversary of such date. All option grants will vest upon issuance and will have an exercise period of ten years from date of issuance so long as Mr. Mavis is a member of the Board of Directors at such time. In the event that Mr. Mavis is no longer a member of the Board of Directors, his exercise period for all vested options will be twenty-four months from the anniversary date of his departure from the Board of Directors.

(c) $2,500 for each meeting of the Board of Directors that Mr. Mavis attends.

(d) $2,000 for each meeting of a committee of the board of Directors that Mr. Mavis attends.

(e) $5,000 if he is named the Chairman of any committee of the Board of Directors of the Company, at the time he named Chairman.

(f) $4,500 as a one-time bonus upon joining the Board of Directors.

Item 9.01.      Financial Statements and Exhibits.

Exhibits.

10.1	Board of Directors Agreement, dated January 2, 2007, among China 3C Group and Todd L. Mavis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006	China 3C Group

/s/ Xiang Ma
Xiang Ma
President